SLM Student Loan Trust 2002-4 Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 3/1/05-5/31/05

I. Deal Parameters

Student Loan Portfolio Characteristics			2/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	$681,913,474.65	$(60,997,463.66)	$620,916,010.99
	ii	Interest to be Capitalized	8,323,406.55		8,217,997.72

	iii	Total Pool	$690,236,881.20		$629,134,008.71

	iv	Specified Reserve Account Balance	1,725,592.20		1,572,835.02

	v	Total Adjusted Pool	$691,962,473.40		$630,706,843.73

B	i	Weighted Average Coupon (WAC)	3.339%		3.337%
	ii	Weighted Average Remaining Term	107.56		105.94
	iii	Number of Loans	230,612		213,743
	iv	Number of Borrowers	130,165		121,053
	v	Aggregate Outstanding Principal Balance - T-Bill	$142,142,876.04		$129,783,368.97
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$548,094,005.16		$499,350,639.74

						% of		% of
Notes and Certificates				Spread	Balance 3/15/05	O/S Securities*	Balance 6/15/05	O/S Securities*
C	i	A-1 Notes	78442GDU7	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GDV5	0.030%	—	0.000%	—	0.000%
	iii	A-3 Notes	78442GDW3	0.080%	173,509,473.40	25.075%	112,253,843.73	17.798%
	iv	A-4 Notes	78442GDX1	0.140%	472,480,000.00	68.281%	472,480,000.00	74.913%
	v	B Notes	78442GDY9	0.360%	45,973,000.00	6.644%	45,973,000.00	7.289%

	vi	Total Notes			$691,962,473.40	100.000%	$630,706,843.73	100.000%

	Reserve Account		3/15/2005	6/15/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,725,592.20	$1,572,835.02
	iv	Reserve Account Floor Balance ($)	$1,503,142.00	$1,503,142.00
	v	Current Reserve Acct Balance ($)	$1,725,592.20	$1,572,835.02

*Percentages may not total 100% due to rounding.

II. 2002-4 Transactions from: 3/1/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$55,205,723.05
	ii	Principal Collections from Guarantor	7,992,377.49
	iii	Principal Reimbursements	15,064.74
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$63,213,165.28

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$3,765.81
	ii	Capitalized Interest	(2,219,467.43)

	iii	Total Non-Cash Principal Activity	$(2,215,701.62)

C	Total Student Loan Principal Activity		$60,997,463.66

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,481,757.80
	ii	Interest Claims Received from Guarantors	204,820.21
	iii	Collection Fees	65,987.99
	iv	Late Fee Reimbursements	205,442.29
	v	Interest Reimbursements	38,095.03
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,604,223.39
	viii	Subsidy Payments	788,092.18

	ix	Total Interest Collections	$6,388,418.89

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$976.60
	ii	Capitalized Interest	2,219,467.43

	iii	Total Non-Cash Interest Adjustments	$2,220,444.03

F	Total Student Loan Interest Activity		$8,608,862.92

G	Non-Reimbursable Losses During Collection Period		$1,230.02

H	Cumulative Non-Reimbursable Losses to Date		$1,081,948.63

III. 2002-4 Collection Account Activity 3/1/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$19,622,902.95
	ii	Consolidation Principal Payments	43,575,197.59
	iii	Reimbursements by Seller	807.17
	iv	Borrower Benefits Reimbursed	1,968.47
	v	Reimbursements by Servicer	683.62
	vi	Re-purchased Principal	11,605.48

	vii	Total Principal Collections	$63,213,165.28

B	Interest Collections
	i	Interest Payments Received	$5,711,204.19
	ii	Consolidation Interest Payments	367,689.39
	iii	Reimbursements by Seller	(2.02)
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	37,240.91
	vi	Re-purchased Interest	856.14
	vii	Collection Fees/Returned Items	65,987.99
	viii	Late Fees	205,442.29

	ix	Total Interest Collections	$6,388,418.89

C	Other Reimbursements		$28,599.41

D	Trust Account Investment Income		$324,577.46

E	Return funds borrowed for previous distribution		$0.00

	TOTAL FUNDS RECEIVED		$69,954,761.04
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,006,286.64)

F	AVAILABLE FUNDS		$68,948,474.40

G	Servicing Fees Due for Current Period		$479,024.88

H	Carryover Servicing Fees Due		$0.00

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$499,024.88

IV. 2002-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School
Current	2.777%	2.778%	25,358	17,615	10.996%	8.241%	$83,595,547.98	$58,473,490.04	12.259%	9.417%

Grace
Current	2.774%	2.774%	5,822	11,893	2.525%	5.564%	$18,853,489.01	$38,113,098.11	2.765%	6.138%

TOTAL INTERIM	2.776%	2.776%	31,180	29,508	13.521%	13.805%	$102,449,036.99	$96,586,588.15	15.024%	15.555%
REPAYMENT
Active
Current	3.600%	3.597%	98,196	91,621	42.581%	42.865%	$277,896,637.39	$250,070,391.76	40.752%	40.274%
31-60 Days Delinquent	3.532%	3.523%	8,981	9,023	3.894%	4.221%	26,788,493.80	25,631,804.27	3.928%	4.128%
61-90 Days Delinquent	3.495%	3.519%	6,560	6,123	2.845%	2.865%	19,953,141.27	17,475,295.93	2.926%	2.814%
91-120 Days Delinquent	3.506%	3.512%	4,779	4,538	2.072%	2.123%	13,991,914.69	12,612,315.87	2.052%	2.031%
> 120 Days Delinquent	3.485%	3.471%	14,879	13,408	6.452%	6.273%	40,810,534.18	37,344,875.13	5.985%	6.014%

Deferment
Current	2.838%	2.837%	33,547	29,003	14.547%	13.569%	95,518,523.34	82,883,807.93	14.007%	13.349%

Forbearance
Current	3.495%	3.491%	30,262	28,621	13.122%	13.390%	98,992,597.06	93,364,870.93	14.517%	15.037%

TOTAL REPAYMENT	3.438%	3.439%	197,204	182,337	85.513%	85.307%	$573,951,841.73	$519,383,361.82	84.168%	83.648%
Claims in Process (1)	3.492%	3.481%	2,219	1,881	0.962%	0.880%	$5,494,686.93	$4,910,369.88	0.806%	0.791%
Aged Claims Rejected (2)	4.165%	3.370%	9	17	0.004%	0.008%	$17,909.00	$35,691.14	0.003%	0.006%
GRAND TOTAL	3.339%	3.337%	230,612	213,743	100.000%	100.000%	$681,913,474.65	$620,916,010.99	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase
*Percentages may not total 100% due to rounding.

V. 2002-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.183%	119,287	$300,170,057.25	48.343%
- GSL — Unsubsidized	3.167%	74,678	225,653,638.28	36.342%
- PLUS Loans	4.187%	19,468	94,140,232.88	15.162%
- SLS Loans	5.366%	310	952,082.58	0.153%

- Total	3.337%	213,743	$620,916,010.99	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.315%	160,924	$503,871,301.59	81.150%
- Two Year	3.424%	41,406	91,517,422.56	14.739%
- Technical	3.449%	11,411	25,520,307.21	4.110%
- Other	3.370%	2	6,979.63	0.001%

- Total	3.337%	213,743	$620,916,010.99	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-4 Expected Interest Calculation

A	Borrower Interest Accrued During Collection Period	$4,653,538.80
B	Interest Subsidy Payments Accrued During Collection Period	765,464.61
C	SAP Payments Accrued During Collection Period	2,890,208.31
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	324,577.46
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$8,633,789.18

VII. 2002-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.000000000	-	0.00000%

B	Class A-2 Interest Rate	0.000000000		0.00000%

C	Class A-3 Interest Rate	0.007896667	03/15/05 - 06/15/05	3.09000%

D	Class A-4 Interest Rate	0.008050000	03/15/05 - 06/15/05	3.15000%

E	Class B Interest Rate	0.008612222	03/15/05 - 06/15/05	3.37000%

VIII. 2002-4 Input from Previous Quarterly Servicing Report 2/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance	$681,913,474.65
	ii Interest To Be Capitalized	8,323,406.55

	iii Total Pool	$690,236,881.20
	iv Specified Reserve Account Balance	1,725,592.20

	v Total Adjusted Pool	$691,962,473.40

B	Total Note and Certificate Factor	0.451539116
C	Total Note Balance	$691,962,473.40

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i Current Factor	0.000000000	0.000000000	0.619676691	1.000000000	1.000000000
	ii Expected Note Balance	$0.00	$0.00	$173,509,473.40	$472,480,000.00	$45,973,000.00

E	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

F	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance	$1,725,592.20
I	Unpaid Primary Servicing Fees from Prior Month(s)	$0.00
J	Unpaid Administration fees from Prior Quarter(s)	$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)	$0.00
L	Interest Due on Unpaid Carryover Servicing Fees	$0.00

IX. 2002-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F )		$68,948,474.40	$68,948,474.40

B	Primary Servicing Fees-Current Month		$479,024.88	$68,469,449.52

C	Administration Fee		$20,000.00	$68,449,449.52

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$68,449,449.52
	ii	Class A-2	$0.00	$68,449,449.52
	iii	Class A-3	$1,370,146.47	$67,079,303.05
	iv	Class A-4	$3,803,464.00	$63,275,839.05
	v	Class B	$395,929.69	$62,879,909.36

	vi	Total Noteholder's Interest Distribution	$5,569,540.16

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$62,879,909.36
	ii	Class A-2	$0.00	$62,879,909.36
	iii	Class A-3	$61,255,629.67	$1,624,279.69
	iv	Class A-4	$0.00	$1,624,279.69
	v	Class B	$0.00	$1,624,279.69

	vi	Total Noteholder's Principal Distribution	$61,255,629.67

F	Increase to the Specified Reserve Account Balance		$0.00	$1,624,279.69

G	Carryover Servicing Fees		$0.00	$1,624,279.69

H	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,624,279.69
	ii	Class A-2	$0.00	$1,624,279.69
	iii	Class A-3	$0.00	$1,624,279.69
	iv	Class A-4	$0.00	$1,624,279.69
	v	Class B	$0.00	$1,624,279.69

	vi	Total Noteholder's Interest Carryover	$0.00

I	Excess to Reserve Account		$1,624,279.69	$0.00

X. 2002-4 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Quarterly Interest Due	$0.00	$0.00	$1,370,146.47	$3,803,464.00	$395,929.69
	ii	Quarterly Interest Paid	0.00	0.00	$1,370,146.47	$3,803,464.00	395,929.69

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$0.00	$61,255,629.67	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	0.00	61,255,629.67	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$0.00	$62,625,776.14	$3,803,464.00	$395,929.69

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 5/31/05	$691,962,473.40
	ii	Adjusted Pool Balance 5/31/05	630,706,843.73

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$61,255,629.67

	iv	Adjusted Pool Balance 2/28/05	$691,962,473.40
	v	Adjusted Pool Balance 5/31/05	630,706,843.73

	vi	Current Principal Due (iv - v)	$61,255,629.67
	vii	Principal Shortfall from previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$61,255,629.67

	ix	Principal Distribution Amount Paid	$61,255,629.67

	x	Principal Shortfall (viii - ix)	$—

C		Total Principal Distribution	$61,255,629.67
D		Total Interest Distribution	5,569,540.16

E		Total Cash Distributions	$66,825,169.83

F	Note Balances			3/15/2005	6/15/2005
	i	A-1 Note Balance	78442GDU7	$—	$—
		A-1 Note Pool Factor		0.000000000	0.000000000

	ii	A-2 Note Balance	78442GDV5	$—	$—
		A-2 Note Pool Factor		0.000000000	0.000000000

	iii	A-3 Note Balance	78442GDW3	$173,509,473.40	$112,253,843.73
		A-3 Note Pool Factor		0.619676691	0.400906585

	iv	A-4 Note Balance	78442GDX1	$472,480,000.00	$472,480,000.00
		A-4 Note Pool Factor		1.000000000	1.000000000

	v	B Note Balance	78442GDY9	$45,973,000.00	$45,973,000.00
		B Note Pool Factor		1.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,725,592.20
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,624,279.69
	iv	Total Reserve Account Balance Available			$3,349,871.89
	v	Required Reserve Account Balance			$1,572,835.02

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to Certificateholder			$1,777,036.87
	viii	Ending Reserve Account Balance			$1,572,835.02

XI. 2002-4 Historical Pool Information

					2004	2003	2002
			3/1/05-5/31/05	12/1/04-02/28/05	12/1/03-11/30/04	12/1/02-11/30/03	7/9/02-11/30/02

Beginning Student Loan Portfolio Balance			$681,913,474.65	$745,679,812.12	$1,002,897,181.97	$1,318,637,823.20	$1,477,360,738.22

	Student Loan Principal Activity
	i	Regular Principal Collections	$55,205,723.05	$55,828,538.46	$243,536,187.71	$237,012,225.38	$88,672,534.75
	ii	Principal Collections from Guarantor	7,992,377.49	10,856,462.13	$28,077,458.20	$29,991,801.22	$2,381,354.31
	iii	Principal Reimbursements	15,064.74	27,739.80	$209,494.26	$68,068,273.68	$84,625,489.83
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$63,213,165.28	$66,712,740.39	$271,823,140.17	$335,072,300.28	$175,679,378.89
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$3,765.81	$37,402.27	$505,267.22	$1,385,405.79	$730,538.49
	ii	Capitalized Interest	(2,219,467.43)	(2,983,805.19)	(15,111,037.54)	(20,717,064.84)	(17,687,002.36)

	iii	Total Non-Cash Principal Activity	$(2,215,701.62)	$(2,946,402.92)	$(14,605,770.32)	$(19,331,659.05)	$(16,956,463.87)

(-)	Total Student Loan Principal Activity		$60,997,463.66	$63,766,337.47	$257,217,369.85	$315,740,641.23	$158,722,915.02

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,481,757.80	$2,735,021.68	$13,852,767.68	$18,845,257.73	$13,872,144.11
	ii	Interest Claims Received from Guarantors	204,820.21	303,677.51	$769,787.18	$1,070,568.53	$58,300.14
	iii	Collection Fees	65,987.99	68,315.51	$194,106.57	$127,204.35	$16,742.09
	iv	Late Fee Reimbursements	205,442.29	201,098.38	$801,811.37	$737,474.54	$356,986.94
	v	Interest Reimbursements	38,095.03	33,469.47	$47,850.11	$682,939.27	$1,499,123.21
	vi	Other System Adjustments	—	—	$—	$—	$—
	vii	Special Allowance Payments	2,604,223.39	1,994,103.46	$1,963,146.78	$587,042.32	$—
	viii	Subsidy Payments	788,092.18	938,374.86	7,126,487.68	13,418,923.63	2,559,624.10

	ix	Total Interest Collections	$6,388,418.89	$6,274,060.87	$24,755,957.37	$35,469,410.37	$18,362,920.59

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$976.60	$1,016.45	$(2,857.18)	$(780,786.96)	$(627,800.90)
	ii	Capitalized Interest	2,219,467.43	2,983,805.19	15,111,037.54	20,717,064.84	17,687,002.36

	iii	Total Non-Cash Interest Adjustments	$2,220,444.03	$2,984,821.64	$15,108,180.36	$19,936,277.88	$17,059,201.46

	Total Student Loan Interest Activity		$8,608,862.92	$9,258,882.51	$39,864,137.73	$55,405,688.25	$35,422,122.05

(=)	Ending Student Loan Portfolio Balance		$620,916,010.99	$681,913,474.65	$745,679,812.12	$1,002,897,181.97	$1,318,637,823.20
(+)	Interest to be Capitalized		$8,217,997.72	$8,323,406.55	$9,051,241.93	$14,429,260.20	$19,927,314.27

(=)	TOTAL POOL		$629,134,008.71	$690,236,881.20	$754,731,054.05	$1,017,326,442.17	$1,338,565,137.47

(+)	Reserve Account Balance		$1,572,835.02	$1,725,592.20	$1,886,827.64	$2,543,316.11	$3,346,412.84

(=)	Total Adjusted Pool		$630,706,843.73	$691,962,473.40	$756,617,881.69	$1,019,869,758.28	$1,341,911,550.31

XII. 2002-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Sep-02	$1,430,692,877	12.31%
Dec-02	$1,338,565,137	15.82%
Mar-03	$1,253,240,289	16.71%
Jun-03	$1,198,170,572	15.48%
Sep-03	$1,103,956,990	16.98%
Dec-03	$1,017,326,442	17.93%
Mar-04	$943,915,078	18.16%
Jun-04	$905,191,078	16.99%
Sep-04	$819,005,356	18.08%
Dec-04	$754,731,054	18.35%
Mar-05	$690,236,881	18.71%
Jun-05	$629,134,009	19.08%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data